UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2013

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)
1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 18, 2013, the Board of Directors of Virtual Piggy, Inc. (the “Company”) approved an amendment extending the term of outstanding warrants to purchase in the aggregate 8,931,505 shares of common stock of the Company at an exercise price of $0.50 per share (the “Warrants”).  These Warrants were scheduled to expire at various dates during 2013 and 2014 and were each extended for an additional one year period from the applicable original expiration date, with the new expiration dates ranging from December 20, 2014 to December 28, 2015. The Warrants were originally issued in private placements to accredited investors to raise additional capital during 2011 and 2012.

One of our directors, Kirk Bradley, currently holds 714,286 of these Warrants.  Of the Warrants held by Mr. Bradley, 625,000 currently expire on December 20, 2013 and 89,286 currently expire on January 15, 2014.  In addition, Kathleen Tobia, the spouse of William Tobia, one our directors, holds 40,000 of these Warrants, which currently expire on May 21, 2014.

Except as set forth above, the Warrants were not modified or amended in any respect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: November 20, 2013	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer